Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106
September 2, 2025
Figure Technology Solutions, Inc.
5 Bryant Park, 34th Floor
New York, New York 10018
To the addressee set forth above:
We have acted as local Nevada counsel to Figure Technology Solutions, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (File No. 333-289695) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the preliminary prospectus contained therein (the “Prospectus”), relating to the (i) issuance and sale by the Company of up to 21,464,544 shares (the “Company Shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), (ii) sale by the Selling Stockholders (as defined in the Underwriting Agreement (as defined below)) of up to 4,851,245 shares of Class A Common Stock (the “Selling Stockholder Shares” and, together with the Company Shares, the “Firm Shares”), and (iii) at the election of the Underwriters (as defined in the Underwriting Agreement), the issuance and sale by the Company of up to an additional 3,947,368 shares of Class A Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”), all pursuant to an underwriting agreement by and among the Company and Goldman Sachs & Co. LLC, Jefferies LLC and BofA Securities, Inc., as representatives of the Underwriters (the “Underwriting Agreement”). This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Shares as described in the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the numbered opinion paragraphs below, we have assumed that all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement and the Prospectus.
For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement (including the Prospectus), (ii) the articles of incorporation and bylaws of the Company, each as amended to date, (iii) the forms of the articles of incorporation and bylaws of the Company filed as exhibits to the Registration Statement (collectively, the “A&R Governing Documents”), (iii) the form of the Underwriting Agreement filed as an exhibit to the Registration Statement, and (iv) such agreements, instruments, corporate records and other documents, or forms thereof, as we have deemed necessary or appropriate, and we have obtained from officers and other representatives and agents of the Company, and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate.

www.bhfs.com

Figure Technology Solutions, Inc.
September 2, 2025

Without limiting the generality of the foregoing, in our examination and in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) the Underwriting Agreement will be duly authorized, executed and delivered by each party thereto, in substantially the form thereof filed as an exhibit to the Registration Statement; (ii) the obligations of each party set forth in the Underwriting Agreement will be its valid and binding obligations, enforceable in accordance with their respective terms; (iii) (A) the Company has taken or will take all corporate action required in connection with the authorization, execution and delivery of the Underwriting Agreement, (B) each of the A&R Governing Documents, in the respective forms thereof that have been filed as exhibits to the Registration Statement, will be effective and in full force and effect prior to any issuance of Shares, and (C) all Shares will be offered, issued and sold in compliance with all applicable laws, the A&R Governing Documents and the Underwriting Agreement ((iii)(A) through (iii)(C), inclusive, above are referred to collectively herein as the “Corporate Proceedings”); (iv) except to the extent set forth in the numbered opinion paragraphs below, the statements of fact and representations and warranties set forth in the documents we have reviewed, including the Underwriting Agreement, are or will at all relevant times be, true and correct as to factual matters; (v) upon each issuance of Firm Shares or Option Shares, as applicable, the total number of shares of Class A Common Stock issued and outstanding, together with the total number of shares of Class A Common Stock reserved for issuance or obligated to be issued by the Company pursuant to any plan, agreement or arrangement, or otherwise, will not exceed the total number of shares of Class A Common Stock then authorized under the Company’s articles of incorporation; (vi) each natural person executing a document, at the time of such execution, has or will have sufficient legal capacity to do so; (vii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and (viii) all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.
We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.
Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:
1.    The Company is validly existing as a corporation and in good standing under the laws of the State of Nevada.
2.    If and when all Corporate Proceedings have been taken and completed, including in respect of any offering, issuance or sale of the Company Shares, the Company Shares will be duly authorized by the Company, and if, when and to the extent such Company Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner

Figure Technology Solutions, Inc.
September 2, 2025

contemplated by, the Underwriting Agreement (including payment in full of any and all consideration required for such Company Shares as prescribed thereunder), and in the manner described in the Registration Statement and the Prospectus, such Company Shares will be validly issued, fully paid and nonassessable.
3.    If and when all Corporate Proceedings have been taken and completed, including in respect of the issuance of the Selling Stockholder Shares, such Selling Stockholder Shares will be duly authorized, validly issued, fully paid and nonassessable.
4.    If and when all Corporate Proceedings have been taken and completed, including in respect of any offering, issuance or sale of Option Shares, such Option Shares will be duly authorized by the Company, and if, when and to the extent such Option Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the Underwriting Agreement (including payment in full of any and all consideration required for such Option Shares as prescribed thereunder), and in the manner described in the Registration Statement and the Prospectus, such Option Shares will be validly issued, fully paid and nonassessable.
The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.
We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Brownstein Hyatt Farber Schreck, LLP